CONSULTING AGREEMENT
                             (Park Ridge/Princeton)

         THIS CONSULTING AGREEMENT (this "Agreement") made as of this 1st day of July, 1998, between CCC of New Jersey, Inc., a Delaware corporation (the "Company"), and CareMatrix of Massachusetts, Inc., a Delaware corporation (the "Consultant").

         WHEREAS, the Company desires to retain the Consultant to perform certain consulting services for the Company, and the Consultant desires to be retained by the Company; and

         WHEREAS, the Company and the Consultant desire to set forth the terms and conditions on which the Consultant shall be retained by and provide services to the Company.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. Consulting Services. During the term of this Agreement, the Consultant shall provide, upon request of the Company, certain consulting services relating to financing for the Company's facilities located at Princeton, New Jersey and Park Ridge, New Jersey.

         2.  Consulting Fees and Expenses.

         A. The Company shall pay to the Consultant a consulting fee of Forty-Four Thousand Four Hundred Forty-Four and 44/100 Dollars ($44,444.44) (the "Consulting Fee), per month, payable on the last day of each month during the term hereof.

         B. The Consultant shall be entitled to reimbursement of all actual, verifiable and reasonable out-of-pocket expenses.

         3. Term. The initial term of this Agreement shall commence effective on the date hereof (the "Effective Date") and continue for a period of six (6) months, and shall be renewable upon thirty (30) days prior notice from the Company to the Consultant for an additional six (6) month period at the option of the Company. Notwithstanding the foregoing, either the Company or the Consultant may terminate this Agreement at any time after the Effective Date for any reason by providing thirty (30) days prior written notice of such intention to terminate to the other party.

         4. Independent Contractor. The Consultant is and shall be an independent contractor hereunder and the officers, directors and employees of the Consultant are not and shall not be an employee of the Company by virtue of this Agreement. Neither the Consultant nor the Company shall hold the Consultant out as an agent, partner, officer, director, or other employee of the Company and the Consultant further specifically disclaims any and all rights to an equity interest in or a partnership interest with the Company. The Consultant specifically acknowledges and agrees that it shall have no authority to execute any contracts or agreements on behalf of the Company or its Affiliates and shall have no authority to bind the Company or its Affiliates to any obligation (contractual or otherwise). The Consultant shall devote such of his time, energy and skill as is reasonably necessary to perform the services described in Paragraph 1 above.

         5. Indemnity. The Consultant shall indemnify and hold harmless the Company from and against all claims, losses, costs, damages and expenses including, without limitation, attorneys' fees and costs, relating to injury to or death of any Person or damage to real or personal property resulting from or arising in connection with any negligence or intentional or willful misconduct by the Consultant in the performance of Consultant's duties under this Agreement.

         6. Entire Agreement. This Agreement represents the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings and representations (if any) made by and between such parties. The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement.

         7. Assignment. The Consultant may not assign or delegate its rights and/or obligations hereunder. The Company may assign its rights hereunder to any of its Affiliates but shall remain primarily liable hereunder absent a written release executed by the Consultant.

         8. Severability. If any part of this Agreement or any other agreement entered into pursuant hereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible.

         9. Notices. All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, delivered by a nationally recognized overnight delivery service, or mailed by registered or certified mail (postage prepaid), return receipt requested, addressed to:

If to the Consultant:                       If to the Company:

CareMatrix of Massachusetts, Inc.           CCC of New Jersey, Inc.
197 First Avenue                            197 First Avenue
Needham, MA  02494                          Needham, MA 02494
Attn:  CEO                                  Attn:  President

or to such other address as any party may designate by notice complying with the terms of this Section. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery, or (b) on the date upon which the receipt is signed or delivery is refused or the notice is designated by the postal authorities or delivery service as not deliverable, as the case may be, if delivered by overnight delivery or mailed.

         10. Waivers. The failure or delay of any party at any time to require performance by another party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power or remedy hereunder, and any waiver by any party of any breach of any provision of this Agreement should not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power or remedy under this Agreement. No notice to or demand on any party in any case shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

         11. Governing Law. This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the Commonwealth of Massachusetts without regard to principles of conflicts of laws.

         12. Definitions: For purposes of this Agreement, the following terms shall have the meanings set forth below:

         12.1. "Affiliate" shall mean, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such first Person. For purposes of this Agreement, the term "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         12.2. "Person" shall mean an individual, partnership, corporation, limited liability company, trust, joint venture or other entity.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

Signed in the                               CCC OF NEW JERSEY, INC.
Presence of:

/s/ Elizabeth Derrico                       By: /s/ David B. Currie
-----------------------------                   -------------------------------
Print Name: Elizabeth Derrico                   Name:  David B. Currie
                                                Title: Vice President



                                           CAREMATRIX OF MASSACHUSETTS, INC.

/s/ Elizabeth Derrico                      By: /s/ David B. Currie
-----------------------------                  -------------------------------
Print Name: Elizabeth Derrico                  Name:  David B. Currie
                                               Title: Vice President